UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2007

ASPEN INSURANCE HOLDINGS LIMITED

(Exact name of registrant as specified in its charter)

Bermuda	001-31909	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Maxwell Roberts Building
1 Church Street
Hamilton HM 11
Bermuda

(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code: (441) 295-8201

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

Supplemental Confirmation

On November 9, 2007, Aspen Insurance Holdings Limited (the ‘‘Company’’) entered into a Supplemental Confirmation agreement with Goldman, Sachs & Co. (‘‘Goldman Sachs’’) under the Master Confirmation Agreement dated September 28, 2007 (previously filed with the Company’s quarterly report on Form 10-Q on November 8, 2007), pursuant to which the Company has agreed to repurchase $50 million of its ordinary shares from Goldman Sachs in a private transaction pursuant to an accelerated stock repurchase (‘‘ASR’’) program (the ‘‘Second 2007 ASR’’). The shares will be repurchased for an upfront payment of $50 million, subject to collar provisions that establish the minimum and maximum numbers of shares to be repurchased by the Company. In connection with the ASR, Goldman Sachs is expected to purchase the amount of shares required to be delivered to the Company under the terms of the Master Confirmation in the open-market over time. The Company will receive a minimum number of shares from Goldman Sachs at the end of the hedge period completion date under the ASR, based on the Rule 10b-18 volume weighted average price of shares traded during that period. The program is expected to be completed within three months following the termination of the currently outstanding First ASR entered into on September 28, 2007 (the ‘‘First 2007 ASR’’). At the end of the program, the Company may receive additional shares, if applicable, based on the Rule 10b-18 volume weighted average price of shares traded during the purchase period. The repurchased shares will be cancelled.

The Supplemental Confirmation dated November 9, 2007 sets forth the specific pricing terms and other provisions relating to the ASR including, but not limited to, the minimum and maximum number of shares repurchased from Goldman Sachs, the prepayment amount, the period during which Goldman Sachs will establish its hedge position relating to the transaction, the forward price adjustment amount, the acceleration date and the scheduled termination date of the transaction.

The repurchase was made under the terms of the Company’s share repurchase program, authorized by the Board of Directors and announced on November 8, 2006, for a total repurchase program of up to $300 million of its ordinary shares within two years. Following this repurchase, the repurchase program is completed. The purchase was funded with cash on hand.

Letter Agreement

On November 9, 2007, the Company entered into a letter agreement with Goldman Sachs, the principal purpose of which was to amend the First 2007 ASR so that the calculation period under the First 2007 ASR will not include any day in the period from and including November 12, 2007 to and including the hedge completion date under the Second 2007 ASR. The scheduled termination date of the First 2007 ASR is postponed by the number of business days in the hedge period for the Second 2007 ASR.

Section 2 — Financial Information

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off−Balance Sheet Arrangement of a Registrant

The information set forth above in ‘‘Item 1.01. Entry into a Material Definitive Agreement’’ is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN INSURANCE HOLDINGS LIMITED (Registrant)
Dated: November 12, 2007	By: /s/ Richard Houghton
Name: Richard Houghton Title: Chief Financial Officer